Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

January 3, 2006

Knoll, Inc.

1235 Water Street

East Greenville, Pennsylvania 18041

Ladies and Gentlemen:

We have acted as counsel to Knoll, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale of up to 15,000,000 shares (the “Shares”) of common stock of the Company, par value $.01 per share (“Common Stock”), by the selling stockholders named therein. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (iii) the Amended and Restated By-laws of the Company, as amended to date; (iv) certain resolutions of the Board of Directors of the Company relating to the Shares and related matters and (v) and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

Knoll, Inc.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ WILLKIE FARR & GALLAGHER LLP